20

                                                           Exhibit 10.1
                                                           ------------




                      Form Of Severance Agreement
                     ----------------------------

This agreement, dated as of August 1, 1995, between Conrail Inc. ("Company") and ("Agreement") (1) memorializes your entitlement to certain rights and benefits hereinafter detailed that mature upon, and only upon, your Termination (this and other terms not defined in the text are defined in Attachment A hereto) following a Change in Control;
(2) absent such Termination, is not intended to affect, and shall not be construed as affecting, the compensation and benefits you are entitled to receive; and (3) is not under any circumstances a contract or guarantee of employment with the Company. Except as herein expressly provided, your rights under any and all employee retirement income or welfare benefit policies, plans, programs or arrangements of the Company in which you participate shall be governed by the terms thereof and shall not be enlarged hereunder or otherwise affected hereby.

You are intended to rely on this Agreement. Its terms and protections reflect the Company's beliefs that, in the event of a potential Change in Control, (a) the best interests of its stockholders require management focus and continuity; and (b) such focus and continuity will be enhanced by providing economic protection to officers and other key employees whose employment is most likely to be affected adversely by such a change. At the recommendation of its Compensation Committee ("Committee"), which is composed entirely of non-employee directors, the Board of Directors of the Company ("Board") has directed the Company to offer this Agreement to you.

For purposes of the Agreement, references to the Company shall include, as appropriate, its principal subsidiary, Consolidated Rail
Corporation.

I.   Effective Date and Term

The Agreement is effective and its term ("Term") begins on the date hereof. The Term ends on the earliest of (a) the date, prior to a Change in Control, you cease to be an employee of the Company, (b) the date, prior to a Change in Control, you cease to be employed by the Company at Salary Grade Level [ ] or above, or any comparable successor Salary Grade Level, and (c) the date, prior to a Change in Control, that is twenty-four (24) months after you or the Company gives notice to the other of the termination of this Agreement, provided, however, that if a Change in Control occurs during the Term hereof, this Agreement shall terminate on the later of (x) after a period of thirty-six (36) months, beginning on the day next following a Change in Control, or (y) after a period of twenty-four (24) months from a Final Regulatory Decision, beginning on the day next following a Change in Control, if such Change in Control is subject to approval prior to consummation by the Interstate Commerce Commission or some successor agency performing the same review and approval function (such period being, the "Change in Control Period"). For purposes hereof, a "Final Regulatory Decision" shall be the effective date of a final decision by such regulatory agency.

II.  Binding on Successors

The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, share exchange or otherwise) to all or substantially all of the business and/or assets of the Company ("Successor"; and such result, "Succession") by agreement, in form and substance satisfactory to the Company's chief legal officer, or his designee(s), serving immediately prior to the Change in Control, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform it had no such Succession occurred. This Agreement shall be binding upon and inure to the benefit of the Company and any Successor (and, from and after any such Succession, that Successor shall be deemed the "Company" for purposes of this Agreement), but otherwise the Company shall not assign or transfer any of its rights, or delegate any of its duties or obligations, hereunder.


III. Protection Afforded by the Agreement During the Change in Control
     Period

Except as limited by subparagraph (vii) concerning retirement, in the event of your Termination during the Change in Control Period, the Company shall (1) pay you within ten (10) business days after your Termination Date the amounts indicated in subparagraphs (i) (A) and
(B), (iii) and (iv); (2) continue to provide the Additional Benefits detailed in subparagraph (v); (3) pay or afford the other amounts or credits provided in subparagraphs (i) (C) and (D), (ii) and (vi); and
(4) pay and provide the Tax Assistance Payments and other benefits defined and called for herein:

(i) ACCRUED OBLIGATIONS. In full satisfaction of any and all claims you have or may have for compensation earned through prior service performed by you for the Company prior to your Termination Date:

(A) a lump-sum payment in an amount equal to your Base Pay to the extent not theretofore paid; and

(B) a lump-sum payment in an amount equal to any cash compensation previously deferred (together with any accrued interest and earnings thereon, including any matching amounts earned as a result of the deferral) and any accrued vacation pay, in each case to the extent not theretofore paid.

(C) Any previously deferred compensation held in the form of Company or successor securities (together with matching amounts of such securities earned as a result of the deferral or as the result of dividend reinvestment, if any) shall be delivered to you within ten
(10) business days of the Termination Date, with all remaining restrictions thereon, if any, being treated as having lapsed as of the day prior to the Termination Date; provided however, in the event you are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), delivery of such securities may be delayed for some period of time to the extent required to comply with applicable provisions of Section 16, during which period such securities shall not be forfeited notwithstanding your Termination and after which period such securities shall be delivered to you at the earliest possible date.

Notwithstanding the foregoing, your entitlement to cash amounts deferred and Company securities allocated to you in connection with your participation, if any, in the Company's 401(k) Matched Savings

Plan and Employee Stock Ownership Plan, or any successor plan, shall be governed exclusively by the terms of such plan and not by this subsection (C).

(D) In addition, for that portion of the calendar year prior to your Termination Date, you shall be entitled to receive, on the date such pay is paid to other employees of the Company, as bonus or incentive pay, an amount equal to the product of (i) the amount you would have received had you been employed on December 31 of the year that includes your Termination Date, under the Company's Annual Performance Achievement Reward Plan, Annual Performance Achievement Reward Plus Plan or Senior Executive Performance Plan, as applicable, (or any successor(s)) in effect for that year, multiplied by (ii) the percentage (carried to three decimal places) derived by dividing (a) the number of calendar days in that year which immediately precedes your Termination Date by (b) 365.

(ii) STOCK OPTIONS. Any stock options granted to you by the Company that have not vested prior to your Termination Date shall be vested as of the day prior to your Termination Date and shall be exerciseable in accordance with the terms of the applicable granting agreement, provided however, in the event you are subject to Section 16 of the Exchange Act, your right to exercise the options vesting pursuant to this Agreement or to dispose of shares acquired through the exercise of such options may be delayed to the extent required to comply with applicable provisions of Section 16, during which period of delay such securities shall not be forfeited notwithstanding your Termination.

For purposes of applying the terms of any granting agreement to options vesting pursuant to this Agreement, your Termination shall be characterized and shall have the effect as set forth in Item (L) of Attachment A.

(iii) PERFORMANCE SHARE EQUIVALENT. In lieu of your having any entitlement to unearned Performance Shares that you have been awarded and as to which a performance period has not been completed on or before your Termination Date, you shall receive a cash payment equal to the Performance Share Equivalent (determined in accordance with Item
(H) of Attachment A).

(iv) SEVERANCE PAY. In lieu of, and in full satisfaction of any and all claims you have or may have thereafter to receive cash compensation or awards under or otherwise to participate in or under any feature of any compensation policy, plan, program or arrangement of the Company subsequent to your Termination, a lump-sum payment ("Severance Pay") in an amount that is three (3) times the sum of:

(A) an amount equal to your Base Pay (determined in accordance with Item (B)(ii) of Attachment A); and

(B)   an amount equal to your Highest Recent Incentive Award
(determined in accordance with Item (G) of Attachment A).

(v) ADDITIONAL BENEFITS. For the thirty-six (36) months next following your Termination Date, the Company shall arrange to provide you with Additional Benefits substantially similar to those you were entitled to receive immediately prior to your Termination Date (and if and to the extent that such benefits shall not or cannot be paid or provided under any policy, plan, program or arrangements of the Company for whatever reason, the Company shall itself pay or provide for the payment of such Additional Benefits to you, your dependents and your beneficiaries). Without otherwise limiting the purposes or effects of the provisions under the caption "No Mitigation Obligation," infra, Additional Benefits to which you are entitled pursuant to the first sentence of this subparagraph (v) shall be reduced to the extent you actually receive comparable Additional Benefits from another employer during such period following your Termination Date, and you shall report to the Company any such benefits actually received.

(vi) CREDITABLE SERVICE FOR RETIREMENT. For purposes of determining your creditable service under the Company's various plans providing retirement income, including without limitation any supplemental retirement plans and any agreement(s) with you, you shall receive an additional thirty-six (36) months of creditable service under each of such plans or agreements. However, the additional service shall not be credited to you under any plan where the effect of crediting such additional service would violate Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), but shall instead be credited under any retirement plan supplemental to a retirement plan to which Section 401(a) of the Code relates. Notwithstanding the foregoing, in the case of a Board-appointed officer, such creditable service shall not be greater than the number that is equal to the number of months (calculated in accordance with the terms of the applicable plan) between (a) that officer's Termination Date and (b) the date on which such officer attains the mandatory retirement date for that officer, if any, in effect at the time of the Change in Control. Your rights under such programs and plans shall be governed by the terms thereof and, except as herein expressly provided, shall not be enlarged hereunder or otherwise affected hereby.

(vii) SPECIAL PROVISO FOR THOSE ELIGIBLE TO RETIRE. If on your Termination Date you are eligible to retire under the provisions of any of the Company's retirement plans, as in effect either immediately preceding the Change in Control or on your Termination Date, you may elect to retire on your Termination Date by giving the Company written notice, postmarked or accepted for next-day delivery by a private delivery service no later than noon on the business day next succeeding your Termination Date. If and only if you make this election, your retirement will be deemed to have occurred simultaneously with your Termination Date (provided, however, that the "effective date" of such retirement for purposes of such retirement plans shall be as provided under such plans), and your rights concerning Performance Shares, options, Additional Benefits, compensation deferred in the form of securities and pro rata incentive pay shall be governed by the retiree (or any specific change in control) provisions of the applicable plans, as in effect either immediately preceding the Change in Control or on your Termination Date, and not by subparagraphs (i)(C), (i)(D), (ii),
(iii) and (v) hereof.

There shall be no right of setoff or counterclaim in respect of any claim, debt or obligation against any payment to, or benefit for, you provided for in this Agreement, except as expressly provided in subsection (v).

Without limiting your rights to arbitration, at law or in equity, if the Company fails on a timely basis to make any payment required to be made pursuant to provisions under this caption, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to three percent (3%) above the then-applicable Prime Rate ("Prime Rate" means the rate of interest publicly announced as its prime rate by Morgan Guaranty Trust Company of New York, or such other nationally recognized banking institution as the Company may, from time to time, select).


IV.   Certain Tax Payments by the Company

Notwithstanding anything in the Agreement to the contrary, in the event of (a) your Termination and (b) the determination (as hereinafter provided) that any required payment by the Company to or for your benefit, whether paid or payable pursuant to the terms of the Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right, or similar right, or the lapse or termination of any restriction on the vesting or exercisability of any of the foregoing including without limitation the acceleration of the vesting or lapse of deferral periods under the Company's Long-Term Incentive Plans (individually and collectively, "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any successor provision thereto by reason of the Payment's being considered "contingent on a change in ownership or control" of the Company within the meaning of Section 280G of the Code (or any successor provision thereto), or any interest or penalties with respect to such excise tax (collectively, "Excise Tax"), then you shall be entitled to receive an additional payment or payments (individually or collectively, "Tax Assistance Payment"), which shall include an amount such that, after you pay (1) all taxes (including any interest or penalties imposed with respect to such taxes) and (2) any Excise Tax imposed upon the Tax Assistance Payment, you retain so much of the Tax Assistance Payment as is equal to the Excise Tax imposed on the Payment.

Subject to the provisions hereinafter concerning your providing notice of a claim by the Internal Revenue Service, all determinations required to be made under these provisions, including whether an Excise Tax is payable by you, the amount of such Excise Tax and whether the Company is required to pay you a Tax Assistance Payment and the amount of such Tax Assistance Payment, if any, shall be made by Price Waterhouse LLP, or such other nationally recognized accounting firm retained by the Company and reasonably acceptable to you ("Accounting Firm"). The Company shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both you and the Company within thirty (30) days after the Termination Date, if applicable, and any such other time or times as you or the Company may request. If the Accounting Firm determines that any Excise Tax is payable by you, the Company shall pay the required Tax Assistance Payment to you within ten
(10) business days after the Company receives such determination and calculations with respect to any Payment to you.

Any federal tax returns you file shall be prepared and filed on a basis consistent with the determination of the Accounting Firm with respect to the Excise Tax payable by you. If the Accounting Firm determines that you are required to pay no Excise Tax, it shall (at the same time it makes such determination) furnish you and the Company an opinion that you have substantial authority not to report any Excise Tax on your federal income tax return. However, in view of the uncertainty concerning application of Section 4999 of the Code (or any successor provision thereto) at the time of any determination made hereunder by the Accounting Firm, it is possible that a Tax Assistance Payment that should have been made by the Company will not have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts or fails to pursue its remedies pursuant to the provisions concerning notice of a claim by the Internal Revenue Service, and you thereafter are required to make a payment of any Excise Tax, you shall direct the Accounting Firm to determine the amount of the Underpayment and to submit its determination and detailed supporting calculations as promptly as possible both to you and to the Company, which shall pay the amount of such Underpayment to you or for your benefit within ten (10) business days following the Company's receipt of such determination and calculations.

Each of you and the Company shall provide the Accounting Firm access to and copies of any books, records and documents in your or its possession, as the case may be, reasonably requested by the Accounting Firm, and shall otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination and calculations required or contemplated hereunder.

The Company shall bear the fees and expenses of the Accounting Firm for services hereunder. If, for any reason, you initially pay such fees and expenses, the Company shall reimburse you the full amount of the same within ten (10) business days following receipt from you of a statement and reasonable evidence of your payment thereof.

You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the Company to pay a Tax Assistance Payment. You shall give such notification as promptly as practicable, but in no event later than the tenth (10th) business day next following your receipt of such claim, and you further shall apprise the Company of the nature of such claim and the date on which it is required to be paid (in each case, to the extent known to you). You shall not pay or otherwise satisfy such claim prior to the earlier of (a) the expiration of the thirty (30)-calendar-day period next following the date on which you give notice to the Company or (b) the date any payment of the amount with respect to such claim is due. If the Company notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall:

(1) provide the Company any written records or documents in your possession relating to such claim and reasonably requested by the Company;

(2) take such action in connection with contesting such claim as the Company reasonably shall request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

(3) cooperate with the Company in good faith in order effectively to contest such claim; and

(4) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company directly shall bear and pay all costs and expenses (including without limitation, interest and penalties) incurred in connection with such contest and shall indemnify you and hold you harmless, on an after-tax basis, from and against any and all Excise Tax or income tax (including without limitation, interest and penalties with respect thereto), imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing, the Company shall control all proceedings taken in connection with the contest of any claim contemplated by these provisions and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that you may participate therein at your own cost and expense) and may, at its option, either direct you to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs you to pay the tax claimed and to sue for a refund, the Company shall advance the amount of such payment to you, and pay on a current basis all costs of litigation, including without limitation attorneys' fees, on an interest-free basis and shall agree to and shall indemnify you and hold you harmless, on an after-tax basis, from any Excise Tax or income tax, including without limitation, interest and penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Tax Assistance Payment would be payable hereunder, and you shall be entitled to settle or to contest, as the case may be, any other issue(s) raised by the Internal Revenue Service or any other taxing authority.

If, after you receive an amount advanced by the Company pursuant to provisions of the last full paragraph, you receive any refund with respect to such claim, you shall (subject to the Company's complying with any applicable provisions of the same paragraph) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after you receive such an amount advanced by the Company, a determination is made that you shall not be entitled to any refund with respect to such claim and the Company does not notify you in writing of its intent to contest such denial or refund prior to expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Tax Assistance Payment the Company is required to pay you hereunder.


V.   No Mitigation Obligation

You and the Company acknowledge that it will be difficult, and that it may be time-consuming or impossible, for you to find reasonably comparable employment following the Termination Date. Accordingly, you and the Company agree that payments made by the Company pursuant to this Agreement will be liquidated damages (and in lieu of any claim for any breach whatsoever of this Agreement by the Company) and that you will not be required to mitigate the amount of any such payment by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset reduction or other obligation on your part hereunder or otherwise, except as expressly provided in the materials, supra, concerning Additional Benefits.


VI.  Arbitration

Except as otherwise expressly provided under the caption "Certain Tax Payments by the Company," any controversy or claim between you and the Company arising out of or relating to the existence, enforceability, terms or application of this Agreement or any breach or alleged breach thereof, shall be settled by three (3) arbitrators, one of whom shall be appointed-by the Company, one by you and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator required to be appointed hereunder, then such arbitrator shall be appointed by the Chief Judge of the United States District Court for the district having jurisdiction of the city or other municipality in which the arbitration is to be held. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators, which shall be as hereinbefore provided. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have no authority to award punitive, incidental or consequential damages, and they shall apply the substantive law of the Commonwealth of Pennsylvania in reaching a decision.

If you determine in good faith to retain legal counsel and/or to incur other reasonable costs or expenses in connection with any such arbitration or to enforce any or all of your rights under this Agreement or under any arbitration award, the Company shall pay all such attorneys' fees, costs and expenses you incur in connection with non-frivolous applications to interpret or enforce your rights, including enforcement of any arbitration award in court, regardless of the final outcome. In addition, during the pendency of such arbitration, the Company will continue to pay you, with the customary frequency, the greater of your Base Pay as in effect immediately prior to the Change in Control or immediately prior to your Termination and to provide Benefits until the controversy or claim finally is resolved in accordance herewith. These payments and the provision of Benefits hereunder shall be in addition to, and not in derogation or mitigation of any other payment or benefit due you under this Agreement.

Notwithstanding any other provision hereof, the parties' respective rights and obligations under this Caption will survive a termination or expiration of this Agreement or the Termination of your employment for any reason whatsoever.


VII. Employment Rights

Nothing expressed or implied in this Agreement shall create any right or duty on your part or that of the Company to have you remain in the employment of the Company prior to or following any Change in Control.


VIII.     Withholding of Taxes

The Company may withhold from any amounts payable under this Agreement all federal, state, city, local or other taxes as shall be required pursuant to any law or governmental regulation or ruling.


IX.  Personal Nature of Agreement

This Agreement is personal in nature, and neither you nor the Company (except as provided under the caption "Binding on Successors"), without the prior written consent of the other, shall assign or transfer any of its rights, or delegate any of its duties or obligations, except as expressly provided under this caption. Without limiting the generality and effect of the foregoing, your right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by will or by the laws of descent and distribution; in no event shall the Company have any obligation or liability to recognize or honor any attempted assignment or transfer that is contrary hereto.


X.   Consent to Amendment of Benefit Plans and Awards.

To the extent the provisions of this Agreement operate to amend the terms of or awards outstanding under certain benefit or incentive award plans, and the terms of such plans or awards require approval of such amendment by the Company, or an authorized representative thereof, and/or your consent thereto (including your consent to amend the terms of outstanding awards, if any), (i) the offering of this Agreement pursuant to the direction of the Board shall constitute the express authorization of the Company and its approval of the amendment of such plan or award in the manner set forth herein, and (ii) your consent to the terms hereof shall signify your consent to the amendment of such plan or award, as required, as of the date hereof.


XI.  Notice

For all purposes of this Agreement, all communications, including without limitation, notices, consents, requests and approvals, provided for herein shall be in writing and shall be deemed to have been duly given when (1) actually delivered or (2) if mailed, five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid,

(i) if to the Company, to the attention of its Corporate Secretary at its principal executive office at the time, and

(ii) if to you, at the address at the time on file with the Company as your principal residence address, or

(iii) in either case, to such other address as either the Company or you shall have furnished the other in writing and in accordance herewith, provided, however, that notices of change of address hereunder shall be effective only upon actual receipt.

XI.  Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the Commonwealth's principles of conflict of law, save those permitting the parties to an agreement to stipulate the substantive law applicable to the agreement and the procedural law applicable to suits, actions or proceedings relating to it. For purposes of interpreting this agreement, time is of the essence.

XII.  Validity/Severability

If any provision of this Agreement or the application of any provision hereof to any person (including a Person) or circumstance is held invalid, illegal or unenforceable, the remainder of this Agreement and the application of such provision to any other person (including a Person) shall not be affected, and the provision(s) so held to be invalid, illegal or unenforceable shall be reformed or excised in good faith by the Company, without the necessity of your agreeing thereto, to the extent (and only to the extent) necessary to make it or them valid, legal or enforceable.


XIII.     Miscellaneous

No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in a writing signed by you and the Company. No waiver by either party hereto at any time of any breach or of compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.


XIV. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Board of Directors of the Company has directed that this Agreement be executed and delivered on its behalf by one or more officers of the Company thereunto duly authorized, as of the day and year first above written, and you have indicated your acceptance of and intent to be bound by this Agreement in the space provided below.

     CONRAIL INC.

     By:
        ----------------------------------------
          Frank H. Nichols
          Senior Vice President - Organizational Performance
Accepted:
By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

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


                             ATTACHMENT A

                          CERTAIN DEFINITIONS

For purposes of this Agreement:

(A) Additional Benefits refers to, as to each listed plan, the greater of all those benefits associated with or accruing as a result of your continued participation in the following plans, or portions of plans, of the Company in which you are participating or are eligible to participate (whether funded by actual insurance or self-insured by the Company) immediately prior to (a) the Change in Control or (b) your
Termination:

1.   Non-Agreement Employee Medical and Dental Plan
2.   Non-Agreement Employee Life, Dismemberment and Disability Benefits
     Plan
3.   Long Term Disability Plan

The term "Additional Benefits" shall not include benefits of any type under any other plans, policies or programs.

(B)  Base Pay means

(i) in determining whether a Termination has occurred, the gross amount of your annual salary in effect on the date of a Change in Control (the gross amount you actually were paid in the pay period coinciding with or immediately preceding the date of the Change in Control, multiplied by the number of pay periods in the year or otherwise determined and expressed as an annual amount).

(ii)  in calculating the amount of Severance Pay, the greater of

(a)   the amount calculated under Item (B)(i);

(b) the amount calculated as provided in Item (B)(i), but substituting "Termination Date" for "Change in Control" wherever the latter term appears.

(C) Beneficial Owner means any Person who, under Rule 13d-3 (or successor rules or regulations thereto) promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") would be deemed beneficially to own Voting Stock.

(D) Benefits means any of the perquisites, benefits and service credit for benefits provided under any and all employee retirement income or welfare benefit policies, plans, programs or arrangements in which you participate immediately prior to the Change in Control, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group and/or executive life, health, medical/ hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement or other employee benefit policies, plans, programs or arrangements that now exist, or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company providing perquisites, benefits and service credit for benefits at least as great as are payable thereunder prior to a Change in Control, provided, however, that your rights under such policies, plans, programs or arrangements shall be governed by the terms thereof and shall not be enlarged hereunder or otherwise affected hereby.

(E) Cause refers to your having engaged in any of the following if the result of the same is materially harmful to the Company:

(i) an intentional act of fraud, embezzlement or theft in connection with your duties or in the course of your employment with the Company;

(ii)  intentional wrongful damage to property of the Company;

(iii) intentional wrongful disclosure of secret processes or of confidential information of the Company;

(iv) intentional violation of the Company's policy or policies regarding ethical conduct as in effect immediately prior to a Change in Control; or

(v) intentional and continued gross failure to substantially perform your duties with the Company (other than resulting from injury or disease or for reasons that would constitute a Termination under Item
(K)(i) hereof) as determined in good faith by a majority of the Board and after such failure continues for thirty (30) days following written demand for substantial performance from the Board detailing the manner in which the Board believes you have failed to perform.

For these purposes, an act or failure to act on your part shall be deemed "intentional" only if you acted or omitted to act otherwise than in accordance with your good faith business judgment of the best interests of the Company; in determining whether this standard has been satisfied, you shall be afforded all the presumptions and be entitled to all the protections available to directors or officers under Section 1712 of the Pennsylvania Business Corporation Law.

(F) A Change in Control occurs upon any one of the following circumstances or events:

(i) The stockholders of the Company approve a transaction or transactions (however denominated or effectuated) with another corporation or other Person ("Combination"), and immediately after such transaction(s) less than eighty percent (80%) of the combined voting power of the then-outstanding securities of such corporation or Person will be held in the aggregate by the holders of securities entitled, immediately prior to such Combination, to vote generally in the election of directors of the Company ("Voting Stock");

(ii) The stockholders of the Company approve a consolidation (however denominated or effectuated) pursuant to a recommendation of the Board;

(iii) At any time, Continuing Directors (as herein defined) shall not constitute a majority of the members of the Board ("Continuing Director" means (i) each individual who has been a director of the Company for at least twenty-four (24) consecutive months before such time and (ii) each individual who was nominated or elected to be a director of the Company by at least two thirds of the Continuing Directors at the time of such nomination or election);

(iv) The stockholders of the Company approve the sale of all or substantially all of its assets to any other corporation or other
Person, and less than eighty percent (80%) of the combined voting power of the then-outstanding securities of such corporation or Person immediately after such transaction will be held in the aggregate by the holders of Voting Stock immediately prior to such sale;

(v) A report is filed on Schedule 13D or Schedule 14D-l (or any successor schedule, form or report), pursuant to the Exchange Act, disclosing that any Person has become the Beneficial Owner of 20 or more percent of the voting power of Voting Stock;

(vi) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(vii) The Board determines by a majority vote that, because of the occurrence, or the threat or imminence of the occurrence, of another event or situation with import or effects similar to the foregoing, those who have accepted an agreement of this type are entitled to its protections.

Notwithstanding the provisions of the foregoing subparagraph (v), unless otherwise determined in a specific case by majority vote of the Board, a Change in Control for purposes of this Agreement shall not be deemed to have occurred solely because (a) the Company, (b) an entity of which the Company is the direct or indirect Beneficial Owner (as herein defined) of 50 or more percent of the voting securities or (c) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-l, Form 8-K, or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

(G) Highest Recent Incentive Award for purposes of calculating Severance Pay shall be an amount equal to the highest incentive payment earned by you under the Company's Annual Performance Achievement Reward and Reward Plus Plans or Senior Executive Performance Plan, as applicable, or such comparable successor incentive compensation plans, during any one of the last three full fiscal years prior either to the Change in Control or your Termination Date (annualized in the event that you were not employed by the Company for the whole of such fiscal year.) The determination of the Highest Recent Incentive Award shall be made without regard to whether you elected to defer receipt of all or any portion of such award in any given year, but shall be considered in the year in which such award was earned.

Note that your Highest Recent Incentive Award is to be computed as of a date that is immediately prior to the Change in Control and immediately prior to your Termination Date, and you are to use the date that entitles you to the larger of the two Highest Recent Incentive Award calculations, to the extent they differ. Thus, if following a Change in Control you remain employed by the Company or its successor and thereby earn an incentive award that is greater than that earned during any one of the three full fiscal years prior to the Change in Control, this computation is intended to give you the benefit of such corporate results in calculating your Severance Pay.

(H) Performance Share Equivalent means the product of the (a) Fair Market Value (as hereinafter defined) of the type of Conrail Inc. security or successor security ("Security") which could be earned as a result of the settlement of the Performance Shares, multiplied by (b) the number of Equivalent Shares (as hereinafter defined) to which you are deemed to be entitled on your Termination Date, calculated as follows:

(i) If on your Termination Date the Security is listed on the New York Stock Exchange ("Exchange"),

(a) The Fair Market Value of each such unearned Performance Share shall be the value of a share of such Security (i) on your Termination Date or (ii) if fewer than 100,000 shares of such Security were traded on the Exchange on your Termination Date, then on the next succeeding day on which at least 100,000 shares trade on the Exchange. Value, on any date, is the mean of the high and low prices at which shares of the Security trade on such date as reported in the Composite Transactions for such date by The Wall Street Journal.

(b) Equivalent Shares is the whole number (any fraction/decimal to be rounded to the next whole number) that is equal to the number of shares of the Security you would have been entitled to receive as Performance Shares, assuming satisfaction of all performance criteria associated with such Performance Shares.

(ii) If, at the time of the Change in Control or during the Change in Control Period, the Security ceases to be listed on the Exchange
("Cessation Date"),

(a) Fair Market Value shall be computed as provided under (i)(a) hereof, but substituting Cessation Date for Termination Date; and

(b) Equivalent Shares shall be computed as provided under (i)(b) hereof.

(J)  Person means any

(i)  "person" as that term is used and defined in the attached copy of
Section 14(d)(2) of the Exchange Act as in effect on the effective date of this Agreement, and

(ii) "affiliate" or "associate" of any person (as defined in Item
(J)(i)) as those terms are used and defined in the attached copy of Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the effective date of this Agreement.

(K)  Termination means:

(i) Your decision to leave the employ of the Company if, following a Change in Control and during the Change in Control Period, any of the following occurs, provided, however, that your continued employment after the occurrence of one or more of the following shall not constitute consent to, or a waiver of rights with respect to, circumstances that-empower you to leave the employ of the Company:

(a) You are not elected or reelected to the office of the Company you held immediately prior to the Change in Control or, if you were serving as a director of the Company immediately prior to the Change in Control, you are removed as a director;

(b) Your Base Pay is, or when annualized will be, less than the amount determined in accordance with Item (B)(i) herein, and any such diminution is more than de minimus and was not effected in connection with a similar proportionate reduction affecting generally all management employees of the Company and of any corporation or Person controlling the Company;

(c) Without your prior written consent, the Company, except to meet the requirements of applicable federal or state law, (i) terminates or reduces the value or scope of your rights to any Benefits, (ii) such action results in more than a de minimus reduction in the value of such Benefits and was not effected in connection with a similar termination or proportionate reduction affecting generally all management employees of the Company and of any corporation or Person controlling the Company, and (iii) the Company does not remedy any such termination or reduction, as the case may be, within ten (10) calendar days after its receipt of written notice from you;

(d) You determine in good faith that, following a Change in Control, you have been rendered substantially unable to carry out or have suffered a substantial reduction in any of the substantial authorities, powers, functions, responsibilities or duties attached to the position you held immediately prior to the Change in Control, which situation is not remedied within ten (10) calendar days after receipt by the Company of written notice from you that you have made such a determination;

(e) The liquidation, dissolution, merger, consolidation or reorganization of the Company or the transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all the duties and obligations of the Company under this Agreement pursuant to the provisions under the Agreement caption "Binding on Successors;"

(f) The Company requires you to relocate your principal location of work outside a circle having (i) as its center your principal location of work immediately prior to the Change in Control and (ii) a radius of forty (40) miles, or requires you to travel away from your office in the course of discharging your responsibilities or duties hereunder significantly more (in terms either of consecutive days or of aggregate days in any calendar year) than was required of you immediately prior to the Change in Control, without (in either case) your prior written consent; or

(g) Without limiting the generality or the effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto.

OR

(ii) The termination of your employment by the Company during the Change in Control Period, for any reason except:

(a)  Your death;

(b)  Your Total Disability, as defined in the Company's Long Term
Disability Plan (or any plan that is successor or in addition thereto), as then in effect;

(c) Your retirement (i) pursuant to any Board-approved policy or plan, if any, on the terms in effect immediately prior to the Change in Control providing for mandatory retirement of certain personnel, or
(ii) pursuant to the terms of any Board-approved early retirement or similar program providing enhanced benefits upon retirement, other than as provided pursuant to this Agreement.

(d)  Cause.

(iii) For purposes of determining your status and rights under any plan pursuant to which you receive Benefits, including any incentive compensation and stock option plans, your Termination, other than pursuant to (ii)(a) through (d), shall be treated as involuntary. In the event your termination is covered by any one of (ii)(a) through
(d), your rights and status will be determined in accordance with the applicable terms of such plans, except to the extent otherwise expressly set forth herein.

(L) Termination Date means the date specified in the Notice of Termination (hereinafter defined), provided, however, that if, prior to the Termination Date, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the Termination, then the Termination Date shall be the date on which the dispute finally is determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

For these purposes, any purported termination of your employment by the Company or by you during the Change in Control Period shall be communicated by written Notice of Termination to the other party hereto, delivered in accordance with the caption concerning "Notice" in the Agreement. The Notice of Termination shall

(i)  indicate the specific Termination provision relied upon hereunder;

(ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination under the provision(s) so indicated; and

(iii) shall specify the Termination Date, which:

(a) if the Termination is for Cause, shall be a date not less than thirty (30) days from the date the Notice of Termination is given; and

(b) if the Termination is not for Cause, shall be a date not less than fifteen (15) nor more than sixty (60) days after such Notice of Termination is given.


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Securities Laws References

-Section 14(d)(2) of the Securities Exchange Act of 1934

When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of any issuer, such syndicate or group shall be deemed a "person" for purposes of this subsection.

-Section 12b-2 of the General Rules and Regulations, Securities
Exchange Act of 1934

An "affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

The term "associate" used to indicate a relationship with any person, means (1) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

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